Exhibit 23a
                              Consent of Accountant

Anthem Recording West, Inc.
11423 West Bernardo Court
San Diego, California 92127

RE: Form 10-SB of Famous Internet Mall, Inc. filed with the Securities and Exchange Commission on or about September 15, 1999 ("Form 10-SB")

Gentlemen:

     The undersigned hereby consents to the use of its name in the Form 10-SB under the Heading "financial statements".




Craig W. Conners, CPA
Independent Auditor
110 West A Street, Suite 600
San Diego, California 92101


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                                                                     Exhibit 23b
                               Consent of Attorney

Anthem Recording West, Inc.
11423 West Bernardo Court
San Diego, California 92127

RE: Form 10-SB of Anthem Recording West, Inc. filed with the Securities and Exchange Commission on or about September 15, 1999 ("Form 10-SB")

Gentlemen:

     The undersigned hereby consents to the use of its name in the Form 10-SB under the Heading "legal matters".




Robert Blair Krueger II
The Krueger Group, LLP
11423 West Bernardo Court
San Diego, California 92127